Exhibit 99.2

TO BE EFFECTIVE, THIS CASH ELECTION FORM MUST BE RECEIVED BY

SUNTRUST BANK (THE “EXCHANGE AGENT”) NO LATER THAN 5:00 P.M.,

EASTERN TIME, ON _____________, 2006 (THE “ELECTION DEADLINE”).

CASH ELECTION FORM

SHARES OF COMMON STOCK OF

FLORIDA CHOICE BANKSHARES, INC.

PLEASE READ AND FOLLOW CAREFULLY THE

ACCOMPANYING INSTRUCTIONS

This cash election form is to be used in connection with the merger of Florida Choice Bankshares, Inc. (“Florida Choice”) with and into Alabama National BanCorporation (“Alabama National”), in accordance with the terms of the Agreement and Plan of Merger, dated as of October 27, 2005 (the “merger agreement”), by and between Florida Choice and Alabama National. A copy of the merger agreement is included as Appendix A to the proxy statement-prospectus, dated             , 2006, relating to the merger. Extra copies of the proxy statement-prospectus will be made available upon request to the Exchange Agent at one of the addresses set forth below.

If your shares of Florida Choice common stock are held in the name of a bank, broker or other nominee, do NOT use this cash election form. You must contact your bank, broker or other nominee in order to make your cash election.

A description of the cash consideration to be paid in the merger and the cash allocation procedures is included in the proxy statement-prospectus under the headings “APPROVAL OF THE MERGER AGREEMENT – Merger Consideration – Election to Receive Cash Consideration in Lieu of Common Stock” at page 25 and “– Procedures for Making a Cash Election” at page 26. Shares of Florida Choice common stock that are not exchanged for a cash payment will be converted into and exchanged for 0.6079 shares of Alabama National common stock (subject to certain exceptions and adjustments).

In summary, the merger agreement provides that the total amount of cash consideration that will be paid in the merger will be fixed at $5.12 million in all cases. Under certain circumstances, however, Alabama National may decide to increase the total amount of fixed cash consideration from $5.12 million up to an amount equal to the total cash elections, but not to exceed 20% of the aggregate merger consideration. This $5.12 million of fixed cash consideration, as such may be increased, is referred to as the “fixed cash amount.” Due to the combination of the fixed cash amount and the shareholders’ opportunity to make cash elections, the number of shares for which you ultimately receive cash will most likely be adjusted pursuant to certain formulas contained in the merger agreement.

If the total cash elections exceed the fixed cash amount, then the number of Florida Choice shares subject to a cash election will be reduced pro rata based on the total shares allocated to cash elections by all Florida Choice shareholders, so that the total cash consideration equals as close as practicable the fixed cash amount. Therefore, even if you make a cash election, there is no assurance that you will receive the total amount of cash you elected in exchange for all of the shares of your Florida Choice common stock for which you elected to receive cash.

If the total cash elections are less than the fixed cash amount, then a portion of the number of Florida Choice shares that would otherwise be converted into shares of Alabama National common stock will instead be exchanged, on a pro rata basis, for cash consideration, so that the total cash consideration equals as close as practicable the fixed cash amount. The effect of this adjustment would be that all Florida Choice shareholders, even those who did not elect to receive any cash, would receive at least a portion of the merger consideration in cash. Even if you intend for all of your shares of Florida Choice common stock to be converted into shares of Alabama National common stock, you could instead receive at least some portion of the merger consideration in cash. Similarly, if you intend for only a designated number of your shares of Florida Choice common stock to be exchanged for cash, you could nonetheless receive a cash payment not only for those designated shares, but for an additional number of your shares as well.

If you wish to make a cash election with respect to any or all of your shares of Florida Choice common stock in connection with the acquisition of Florida Choice by Alabama National, you must (1) sign this cash election form in the space provided and (2) mail or deliver the completed form to the Exchange Agent at one of the following addresses. In order to properly make a cash election, this cash election form must be received by the Exchange Agent prior to 5:00 p.m., Eastern Time, on             , 2006, the Election Deadline.

By hand:	By overnight courier:	By mail:
SunTrust Bank Stock Transfer Department 58 Edgewood Avenue Room 225 Annex Atlanta, GA 30303 Attn: Reorg	SunTrust Bank Stock Transfer Department 58 Edgewood Avenue Room 225 Annex Atlanta, GA 30303 Attn: Reorg	SunTrust Bank Stock Transfer Department Mail Code 258 P.O. Box 4625 Atlanta, GA 30302 Attn: Reorg

EACH SHARE OF FLORIDA CHOICE COMMON STOCK FOR WHICH YOU DO NOT

ELECT TO RECEIVE CASH WILL BE CONVERTED INTO SHARES OF ALABAMA

NATIONAL COMMON STOCK, SUBJECT TO AND ACCORDING TO THE TERMS SET

FORTH IN THE MERGER AGREEMENT WHEN AND IF THE MERGER IS COMPLETED.

IMPORTANT INFORMATION

The undersigned elects, as indicated herein, to have the specified number of the undersigned’s shares of common stock of Florida Choice converted at the effective time of the merger into cash consideration.

It is understood that the cash election is subject to the terms, conditions, and limitations set forth in the merger agreement and described in the proxy statement-prospectus.

CHECKS FOR THE CASH CONSIDERATION WILL NOT BE SENT UNTIL THE MERGER HAS BEEN COMPLETED AND THE EXCHANGE AGENT HAS RECEIVED CERTIFICATES REPRESENTING ALL OF YOUR SHARES OF FLORIDA CHOICE COMMON STOCK AND ANY ADDITIONAL DOCUMENTS IT MAY REQUIRE. DO NOT SEND YOUR STOCK CERTIFICATES WITH THIS CASH ELECTION FORM.

NOTE: THE TAX CONSEQUENCES OF A CASH ELECTION TO A HOLDER OF FLORIDA CHOICE COMMON STOCK VARY FROM THE TAX CONSEQUENCES OF NOT MAKING A CASH ELECTION. FOR INFORMATION ON THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF MAKING A CASH ELECTION, SEE “APPROVAL OF THE MERGER AGREEMENT-FEDERAL INCOME TAX CONSEQUENCES” ON PAGE 49 IN THE PROXY STATEMENT-PROSPECTUS. HOLDERS OF FLORIDA CHOICE COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDERS, INCLUDING TAX REPORTING REQUIREMENTS AND TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN LAW.

IMPORTANT: TO BE EFFECTIVE, THIS CASH ELECTION FORM MUST BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., EASTERN TIME, ON             , 2006, THE ELECTION DEADLINE.

The Exchange Agent reserves the right to deem that the undersigned has not made a valid cash election if:

(a) the undersigned fails to make either a “Cash Election for All Shares” or a “Cash Election for Less than All Shares” in which the undersigned specifies the number of shares covered by the election,

(b) the undersigned fails to follow the instructions on this cash election form or otherwise fails to properly make a cash election, or

(c) a completed cash election form is not received by the Exchange Agent by the Election Deadline.

You will not receive the merger consideration until the merger is completed and the Exchange Agent has received certificates representing all of your shares of Florida Choice common stock and any additional documents it may require. Furthermore, no interest will accrue or be payable on the merger consideration, including the cash consideration.

Once the merger is completed, the Exchange Agent will send transmittal materials to all registered holders of Florida Choice common stock. The transmittal materials will provide instructions regarding the submission of your Florida Choice stock certificates and the issuance of the cash consideration and/or shares of Alabama National common stock in exchange therefor. The Exchange Agent will not issue any merger consideration to you until you have delivered to the Exchange Agent certificates representing all of your shares of Florida Choice common stock and any additional documents it may require. DO NOT SUBMIT ANY OF YOUR STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU RECEIVE THE TRANSMITTAL LETTER AFTER THE MERGER HAS BEEN COMPLETED.

Registered holders of Florida Choice common stock who are nominees only may submit a separate election form for each beneficial holder for whom that registered holder is a nominee; provided, however, that at the request of Alabama National, that registered holder must certify to the satisfaction of Alabama National that the registered holder holds those shares as nominee for the beneficial owner(s) thereof. Each beneficial owner for whom a cash election form is submitted will be treated as a separate holder of Florida Choice common stock, subject to the provisions concerning joint elections.

Completing and returning this cash election form does not have the effect of casting a vote with respect to the approval of the merger agreement and approval of the related transactions at the special meeting of Florida Choice shareholders, nor does it satisfy any of the requirements for the assertion of dissenters’ rights, as described in the proxy statement-prospectus.

INSTRUCTIONS

This cash election form is to be completed and submitted to the Exchange Agent prior to the Election Deadline by those Florida Choice shareholders desiring to make a cash election. Checks for the cash consideration will not be sent until the merger is completed and the Exchange Agent has received certificates representing all of your shares of Florida Choice common stock and any additional documents it may require. No interest will accrue or be payable on the merger consideration, including the cash consideration.

1. Time in Which to Make a Cash Election. For a cash election to be validly made, the Exchange Agent must receive, at one of the addresses set forth on the front of this cash election form, prior to the Election Deadline, this cash election form, properly completed and executed. Any shareholder whose cash election form is not so received will be deemed not to have made a cash election; provided, however, that any such shareholder may nevertheless still receive cash consideration for a portion of their shares pursuant to the cash allocation procedures described above and in the proxy statement-prospectus.

2. Change or Revocation of Cash Election. A Florida Choice shareholder who has made a cash election may at any time prior to the Election Deadline change or revoke such shareholder’s cash election by submitting to the

Exchange Agent a revised cash election form, properly completed and signed. If an election form is revoked and a replacement election form is not submitted prior to the Election Deadline, the shares of common stock represented by such election form will be treated like other shares of Florida Choice common stock with respect to which no cash election has been made. After the Election Deadline, a holder of Florida Choice common stock may not change or revoke his or her cash election unless the merger agreement is terminated.

3. Forms of Election by Nominees. Any registered holder of Florida Choice common stock who is a nominee for more than one beneficial owner (provided, however, that shares of Florida Choice common stock held in one account by joint owners will be deemed owned by one beneficial owner) must submit a separate cash election form for each distinct beneficial owner. Upon the request of Alabama National, such registered holder will be required to certify to the satisfaction of Alabama National that such registered holder holds those shares of Florida Choice common stock subject to a cash election as nominee for the beneficial owner covered by such cash election form and for no other beneficial owner(s).

4. Delivery of Election Form. The properly completed and duly executed copy of this cash election form should be delivered to the Exchange Agent at one of the addresses set forth above.

The method of delivery of the cash election form is at the election and risk of the shareholder.

All questions as to the validity, form and eligibility of any cash election form will be determined by the Exchange Agent and such determination will be final and binding. Neither Alabama National nor the Exchange Agent is under any obligation to provide notification of any defects in any cash election.

All cash elections will be considered in accordance with the terms and conditions of the merger agreement. If there is any inconsistency or conflict between this cash election form and the merger agreement, the merger agreement will control in all cases.

5. Signatures on Election Form. If this cash election form is signed by the registered holder of certificate(s), the signature must correspond exactly with the name written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If the certificate(s) subject to this cash election is owned of record by two or more joint owners, all such owners must sign this cash election form.

If any shares are registered in different names on several certificate(s), it will be necessary to complete, sign and submit as many separate cash election forms as there are different registrations of certificates.

If this cash election form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such persons must so indicate when signing, must give his or her full title in such capacity, and must provide evidence satisfactory to the Exchange Agent of his or her authority to so act. The Exchange Agent will not deliver the merger consideration until all instructions herein are complied with.

6. Stock Transfer Taxes. In the event that any transfer or other taxes become payable by reason of the payment of the merger consideration in any name other than that of the registered holder, such transferee or assignee must pay such tax to Alabama National or must establish to the satisfaction of Alabama National that such tax has been paid or is not applicable.

7. Voting Rights and Dividends. Holders of Florida Choice common stock will continue to have the right to vote and to receive all dividends paid on all shares of Florida Choice common stock until the merger becomes effective.

8. Information and Additional Copies. Information and additional copies of this cash election form may be obtained from the Exchange Agent by writing to the addresses set forth above or calling (800) 568-3476.

9. Non-Consummation of Merger. Consummation of the merger is subject to the approval of the shareholders of Florida Choice and to the satisfaction of certain other conditions, including regulatory approvals. No payments of the merger consideration related to any surrender of the certificate(s) will be made prior to the consummation of the merger, and no payments of the merger consideration will be made to shareholders if the merger agreement is terminated. If the merger agreement is terminated, all cash elections will be void and of no effect.

10. Cash Election for Less than All Shares. In the event that you make a cash election for less than all of your shares of Florida Choice common stock, the shares of Florida Choice common stock with respect to which no cash election is made will, upon completion of the merger, be converted into shares of Alabama National common stock at the exchange ratio set forth above and described in the merger agreement and the proxy statement-prospectus, subject, however, to the possibility that a portion of such shares may be converted into the right to receive cash consideration of $39.52 per share if the total amount of cash elected in the election forms is less than the fixed cash amount, as described above.

COMPLETING AND RETURNING THIS CASH ELECTION FORM DOES NOT HAVE THE EFFECT OF CASTING A VOTE WITH RESPECT TO THE APPROVAL OF THE MERGER AGREEMENT AND APPROVAL OF THE RELATED TRANSACTIONS AT THE SPECIAL MEETING OF FLORIDA CHOICE SHAREHOLDERS, NOR DOES IT ASSERT ANY DISSENTERS’ RIGHTS.

CASH ELECTION

             CASH ELECTION FOR ALL SHARES. The undersigned makes a cash election for all of his or her shares of Florida Choice common stock. All such shares are identified on the next page and equal the number of “Total Shares.”

             CASH ELECTION FOR LESS THAN ALL SHARES. The undersigned makes a cash election for                      shares of Florida Choice common stock. This cash election applies to fewer than all of his or her shares identified on the next page as “Total Shares.”

Check only one item on the left. If you wish to make a cash election for fewer than your total number of shares, you must check only the lower item and indicate in the blank the number of shares of Florida Choice common stock as to which you are making a cash election. In no event may the number of shares entered in the lower item exceed the number of shares entered as the Total Shares on the next page. Please note that (as described above) because Alabama National has fixed the total amount of cash it pays in the merger, (i) there is no guarantee you will receive cash for all of the shares of Florida Choice common stock for which you elected to receive cash even if you made a proper cash election and (ii) you may receive cash for more shares than which you elected to receive cash. The effects on the cash allocation procedures of cash elections by all Florida Choice shareholders being less than or exceeding the aggregate amount of fixed cash consideration payable by Alabama National in the merger are described above and in the proxy statement-prospectus and the merger agreement.

DESCRIPTION OF SHARES OF FLORIDA CHOICE COMMON STOCK

Name(s) and Address(es) of Registered Holder(s) (Print exactly as name appears on Certificate)	Certificate Number	No. of Shares Represented by Certificate

TOTAL SHARES

PLEASE LIST ALL OF YOUR SHARES OF FLORIDA CHOICE COMMON STOCK EVEN

IF YOU ARE ELECTING TO RECEIVE CASH CONSIDERATION

IN EXCHANGE FOR FEWER THAN ALL OF YOUR SHARES OF

FLORIDA CHOICE COMMON STOCK

SIGNATURE(S)

SIGN HERE:

Signature(s) of Registered Holder(s))

(Must be signed by registered holder(s) exactly as name(s) appear(s) on such holder’s Florida Choice stock certificate(s). If signed by an attorney, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, the capacity of the person should be indicated. See Instruction 5.) (Attach additional pages if necessary.)

Date                     , 2006

Name(s)

(Please print)

Address(es)

Telephone Number(s)

Capacity	(full title)